Exhibit 2.3

                                ESCROW AGREEMENT

     ESCROW AGREEMENT, dated ____________, 1995 (the "Escrow Agreement"), among CHIAT/DAY inc. ADVERTISING, a Delaware corporation ("Advertising"); CHIAT/DAY HOLDINGS, INC., a Delaware corporation ("Holdings"); TBWA INTERNATIONAL INC., a Delaware corporation (the "Purchaser"); and THE CHASE MANHATTAN BANK, N.A. , as Escrow Agent (the "Escrow Agent").

                                  INTRODUCTION

     A. Advertising, Holdings, the Purchaser and Omnicom Group Inc., a New York corporation ("Omnicom") are parties to a certain Asset Purchase Agreement dated May 11, 1995 (the "Purchase Agreement"), pursuant to which the Purchaser acquired assets and liabilities and the ongoing businesses of Advertising and Holdings. Terms defined in the Purchase Agreement that are not otherwise defined herein are used herein with the meanings ascribed to them therein; a list of such terms is attached hereto as Exhibit 1.

     B. Under the Purchase Agreement, Holdings and Advertising have made certain representations and warranties, and undertaken certain obligations, to the Purchaser, and Holdings has agreed to indemnify the Purchaser against, and hold the Purchaser harmless from, certain Losses which the Purchaser or other Indemnified Parties may sustain or to which the Purchaser or other Indemnified Parties may be subjected (as more fully set forth in the Purchase Agreement). Pursuant to the Purchase Agreement, Holdings is required to secure the Purchaser against such Losses by creating a "General Escrow Fund" and a "Special Escrow Fund" in accordance with the terms of this Agreement. The General Escrow Fund will consist of two separate and segregated accounts, the "Stockholders General Escrow Fund" and the "Rightsholders General Escrow Fund"; the Special Escrow Fund will consist of two separate and segregated accounts, the "Stockholders Special Escrow Fund" and the "Rightsholders Special Escrow Fund," as follows:

          (x) The Stockholders General Escrow Fund will contain deposits designated for such account made by or on behalf of the Stockholders. The Rightsholders General Escrow Fund will contain deposits designated for such account made by or on behalf of the Rightsholders (as defined below). Any General Claims (as defined in Section 2.1) made by the Purchaser against the General Escrow Fund shall become reimbursable hereunder only if, and to the extent that, they become "Final General Claims for Reimbursement", as defined in Section 2.3 hereof.


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          (y)  The  Stockholders  Special  Escrow  Fund  will  contain  deposits designated for such account made by or on behalf of the Stockholders. The Rightsholders Special Escrow Fund will contain deposits designated for such account made by or on behalf of the Rightsholders. Any claim made by the Purchaser against the Special Escrow Fund is called a "Purchaser Special Claim"; any claim made by Holdings against the Special Escrow Fund is called a "Holdings Special Claim". The Purchaser Special Claim and the Holdings Special Claim are collectively called the "Special Claims"; however, Special Claims shall become reimbursable hereunder only if, and to the extent that, they become "Final Special Claims for Reimbursement", as defined in Section 4.3 hereof.


     C. The Purchase Agreement provides that Holdings will liquidate and dissolve and that, in the course of its expeditious and orderly winding up process, Holdings shall cause to be created a liquidating trust (hereinafter, the "Liquidating Trust" and the trustee or trustees thereof the "Liquidating Trustee") to act as the representative for Holdings and the Stockholders. Approval of the creation of the Liquidating Trust, as well as the identity of (or means of selecting) the Liquidating Trustee has been favorably acted upon by the Stockholders in their adopting, authorizing and approving the plan of voluntary dissolution. Pursuant to such resolution, the Stockholders have designated the Liquidating Trustee as their collective agent to act following the dissolution of Holdings as their agent in connection with the administration of this Escrow Agreement, including without limitation to amend, cancel or extend, or waive the terms of this Escrow Agreement; to respond to the assertion of any and all claims from the Escrow Funds (as hereinafter defined) by the Purchaser against Holdings pursuant to the terms of this Escrow Agreement and the provisions of the Purchase Agreement pertaining thereto; to assert any and all claims against the Special Escrow Funds by Holdings pursuant to the terms of this Escrow Agreement; to further act as their collective agent under the terms of the Liquidating Trust; to receive on their behalf the distributions, if any, that would otherwise be due to them upon the distribution of all or a portion of the Stockholders General Escrow Fund and the Stockholders Special Escrow Fund; and to complete the winding up of the affairs of Holdings.

     D. There will also be created pursuant to a separate escrow agreement (the "Liquidating Trust Escrow Agreement"; and the Escrow Agent thereunder, the "Liquidating Trust Escrow Agent ") a separate and segregated "Liquidating Trust Escrow Fund" (the "Liquidating Trust Escrow Fund") which shall be available solely to fund and secure indemnification obligations of holders of EARs and EPUs (collectively, the "Rightsholders") to the Liquidating Trust in accordance with the Liquidating Trust Escrow Agreement. The Liquidating Trust Escrow Fund will contain deposits designated for such fund made by or on behalf of the Rightsholders. The Liquidating Trust Escrow Fund is expressly not intended to fund or secure the indemnification obligations of Holdings to the Purchaser or any other Indemnified Party described in Section 11.2 of the Purchase Agreement

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and none of Omnicom, the Purchaser or any other Indemnified Party shall have any recourse to the Liquidating Trust Escrow Fund for any purpose whatsoever.

     E. The Purchase Agreement further provides that Advertising shall distribute to the Rightsholders pro rata in accordance with their interests, the shares of Omnicom Stock received by it pursuant to the Purchase Agreement, less the shares of Omnicom Stock to be transferred by Advertising to the General Escrow Fund, to the Special Escrow Fund and to the Liquidating Trust Escrow Fund on behalf of such Rightsholders. Advertising and the Rightsholders have designated Holdings (or following the creation and funding of the Liquidating Trust, the Liquidating Trustee) (such designation by Advertising, for itself and on behalf of the Rightsholders, being made by its execution of this Escrow Agreement), as their collective agent in connection with the administration of the Escrow Agreement, including, without limitation, to amend, cancel or extend, or waive the terms of this Escrow Agreement; and to respond to the assertion of any and all claims from the Escrow Funds by the Purchaser against Holdings pursuant to the terms of this Escrow Agreement and the provisions of the Purchase Agreement, if any, pertaining thereto; to assert any and all claims against the Special Escrow Funds by Holdings pursuant to the terms of this Escrow Agreement. Advertising and the Rightsholders have designated the Liquidating Trust Escrow Agent (such designation by Advertising, for itself and on behalf of the Rightsholders, being made by its execution of this Escrow Agreement) to receive on their behalf the distributions, if any, that would otherwise be due to them upon the distribution of all or a portion of the Rightsholders General Escrow Fund and the Rightsholders Special Escrow Fund as herein provided.

     F. References herein to Holdings as to a time following the creation and funding of the Liquidating Trust shall be deemed to refer to the Liquidating Trust and/or the Liquidating Trustee, as the context so requires.

     Accordingly, the parties hereby agree as follows:

1. ESCROW AGENT; ESCROW FUNDS

     1.1 Escrow Agent. The Purchaser and Holdings, on behalf of itself and the Stockholders, and Advertising on behalf of itself and the Rightsholders, hereby appoint The Chase Manhattan Bank, N.A. as, and The Chase Manhattan Bank, N.A. hereby accepts such appointment and agrees to perform the duties of, Escrow Agent under this Agreement.

     1.2 Escrow Funds. The Escrow Agent shall establish and maintain as four separate and segregated accounts, the Stockholders General Escrow Fund and the Rightsholders General Escrow Fund (collectively, the "General Escrow Funds"), and the Stockholders Special Escrow Fund and the Rightsholders Special Escrow Fund (collectively, the "Special Escrow Funds" and together with the General


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

Escrow Funds the "Escrow Funds"). The Escrow Funds shall be held by the Escrow Agent and shall be dealt with by the Escrow Agent in accordance with the terms and conditions of this Escrow Agreement. This Escrow Agreement shall terminate at such time as the entirety of the Escrow Funds shall have been distributed by the Escrow Agent in accordance with the terms of this Escrow Agreement.

          1.2.1. The General Escrow Funds Deposit.

          (a) Stockholders General Escrow Fund. Pursuant to the Purchase Agreement, Holdings shall deposit (or cause to be deposited) on the "Funding Date" (which shall be the Distribution Date under the Purchase Agreement) into the Stockholders General Escrow Fund on behalf of Holdings and the Stockholders, certificates registered in the name of the Liquidating Trustee representing ________(1) shares of Common Stock, par value $.50 per share, of Omnicom ("Common Stock"), together with stock powers duly executed in blank in respect of such certificates.

          (b) Rightsholders General Escrow Fund. Pursuant to the Purchase Agreement, Advertising shall deposit (or cause to be deposited) on the Funding Date into the Rightsholders General Escrow Fund on behalf of Advertising and the Rightsholders, certificates registered in the name of the Liquidating Trust Escrow Agent representing _________(2) shares of Common Stock, together with stock powers duly executed in blank in respect of such certificates.

          1.2.2 The Special Escrow Funds Deposit.

          (a) Stockholders Special Escrow Fund. Pursuant to the Purchase Agreement, Holdings shall deposit (or cause to be deposited) on the Funding Date into the Stockholders Special Escrow Fund on behalf of Holdings and the Stockholders, certificates registered in the name of the Liquidating Trustee representing _________(3) shares of Common Stock, together with stock powers duly executed in blank in respect of such certificates.

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(1) The  Stockholders  General  Escrow Fund shall  consist of 10% of the Omnicom
Stock issued to Holdings under Section 2.1.1(a) of the Purchase Agreement (exclusive of the Contributed Stock, as defined in the Purchase Agreement).

(2) The Rightsholders General Escrow Fund shall consist of 10% of the Omnicom Stock issued to Advertising under Section 2.1.1(c) of the Purchase Agreement (inclusive of the Contributed Stock).

(3) The Stockholders Special Escrow Fund shall consist of shares of Omnicom Stock having an aggregate Market Value equal to the Stockholders' pro rata share of $1,700,000.


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

          (b) Rightsholders Special Escrow Fund. Pursuant to the Purchase Agreement, Advertising shall deposit (or cause to be deposited) on the Funding Date into the Rightsholders Special Escrow Fund on behalf of Advertising and the Rightsholders, certificates registered in the name of the Liquidating Trust Escrow Agent representing ______________(4) shares of Common Stock, together with stock powers duly executed in blank in respect of such certificates.

2. PROCEDURES WITH RESPECT TO GENERAL CLAIMS

     2.1 General Claims. If an Indemnified Party has a Claim which arises under clauses (i) through (iii) of Section 11.2 of the Purchase Agreement (a "General Claim"), the Purchaser shall promptly give notice thereof (the "General Claims
Notice") substantially in the form of Exhibit 2 hereto to Holdings and to the Escrow Agent in the manner set forth in the Purchase Agreement. The General Claims Notice shall describe the General Claim in reasonable detail, shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Losses that have been or may be suffered by the applicable Indemnified Party, and shall identify which of such Indemnified Parties is alleged to have suffered the Losses in question. Losses which arise under clauses (i) through (iii) of
Section 11.2 of the Purchase Agreement are hereinafter referred to as "General Losses"; and General Losses shall be reimbursed solely out of the General Escrow Funds.

     2.2 Final General Claims for Reimbursement. A General Claim asserted in a General Claims Notice shall become a "Final General Claim for Reimbursement" whenever there shall be delivered to the Escrow Agent either:

          (a) a certificate substantially in the form of Exhibit 3 hereto signed by the Purchaser and Holdings certifying to, or

          (b) a certified copy of an arbitration award rendered pursuant to the provisions of Section 14 hereof determining,

the amount that is due to the Purchaser (on behalf of the applicable Indemnified Party) from the General Escrow Funds in respect of such General Claim.

     2.3 Limitation of General Claims. Notwithstanding anything to the contrary herein;

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(4) The  Rightsholders  Special  Escrow Fund shall  consist of shares of Omnicom
Stock having an aggregate Market Value equal to the Rightholders' pro rata share of $1,700,000.

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

          (a) None of the General Escrow Funds will be released and delivered to the Purchaser pursuant to any Asserted Liability arising under clauses
          (i), (ii) or (iii) of Section 11.2 of the Purchase Agreement (other than with respect to Asserted Liabilities under Section 3.27 or one of the first two sentences of Section 3.28 of the Purchase Agreement) except to the extent that the aggregate amount of all Final General Claims for Reimbursement (as defined below) exceeds the sum of $300,000, and then only to the extent of such excess.

          (b) Any payment to be made from, or any reservation to be made in or against, the General Escrow Funds in accordance with Section 3 hereof shall be reduced to the extent of any net actual reduction in Taxes payable by the Purchaser upon its payment of General Losses, determined at an assumed marginal tax rate equal to the highest marginal tax rate then in effect for corporate taxpayers in the relevant jurisdiction, and taking into account the tax consequences to the Purchaser of the receipt of any payment due and payable to the Purchaser under this Escrow Agreement.

          (c) No General Claim may be asserted for the first time hereunder, pursuant to a General Claims Notice or otherwise, after the First General Distribution Date (as defined below), and no General Claim shall become a Final General Claim for Reimbursement, if such General Claim would be invalid under Article XI (including, in particular, Section 11.4) of the Purchase Agreement.

As a Claim becomes a Final General Claim for Reimbursement, the Purchaser and Holdings (or the arbitrator, as the case may be) shall provide the Escrow Agent with a certificate with respect to the compliance of the Final General Claim for Reimbursement with (a), (b) and (c).

3. DISTRIBUTIONS FROM GENERAL ESCROW FUNDS

     3.1 Definitions. As used herein: "First General Distribution Date" shall mean the business day next following the earlier of (i) the date following the first independent audit report, if any, of the consolidated financial results of the Purchaser and the Businesses following the date hereof or (ii) one year from the date hereof; and "Final General Distribution Date" shall mean the first business day on which all matters reserved against, as set forth in Section 3.3, shall have been finally determined or settled or withdrawn. The Purchaser shall give notice to the Escrow Agent, with a copy to Holdings, five business days prior to the occurrence of the First Distribution Date.

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


     3.2 Reimbursement of Final General Claims for Reimbursement Before or On First General Distribution Date. From the date of this Escrow Agreement to and including the First Distribution Date, the Escrow Agent from time to time shall (subject to Section 2.3) transfer and deliver to the Purchaser such number of shares of Common Stock forming the General Escrow Funds as shall have a value (computed in accordance with Section 5.1 hereof) equal to the Final General Claims for Reimbursement which have not previously been paid to the Purchaser; provided that any such distribution to be made from the General Escrow Funds shall be made __% from the Stockholders General Escrow Fund and __% from the Rightsholders General Escrow Funds; and provided, further, that in no event shall the Purchaser receive any distribution from the General Escrow Funds prior to such time as Omnicom releases and publishes financial results of the combined operations of Omnicom and the Businesses covering a period of at least 30 days after the Closing Date of the Purchase Agreement. The Purchaser shall promptly give notice to the Escrow Agent, with a copy to Holdings, of the release and publishing of such financial results.

     3.3 Reservation of Amounts for Pending General Claims at First General Distribution Date. Subject in all cases to the limitations described in Section
2.3 hereof and receipt of the certifications described in (i) and (ii) below, on the First General Distribution Date, the Escrow Agent shall reserve in the General Escrow Fund such number of shares of Common Stock as shall have a value (computed in accordance with Section 5.1 hereof) equal to the sum of (i) amounts previously claimed in General Claims Notices given pursuant to Section 2.1 hereof which have not become Final General Claims for Reimbursement ("Pending General Claims") to the extent such Pending General Claims have become liquidated as to amount and such amounts have actually been paid by the Purchaser, all as certified in writing to the Escrow Agent by the chief financial officer of the Purchaser; (ii) an amount in respect of Pending General Claims (other than those which have become liquidated and have been previously paid by the Purchaser) to be determined in good faith by the Purchaser and
Holdings, such amount to be based upon the amount which Purchaser has a reasonable expectation of becoming payable with respect to such Pending General Claims and to be set forth in a certificate signed by the Purchaser and Holdings and delivered to the Escrow Agent; provided, that if the Purchaser and Holdings cannot agree on such amount, the dispute shall be submitted by Holdings to the arbitration panel in accordance with Section 14 hereof within 10 days after the First General Distribution Date and the determination of the arbitration panel shall be final and conclusive (it being agreed, however, that pending the determination of the arbitration panel, the amount to be reserved shall be the amount certified in writing to the Escrow Agent by the chief financial officer of the Purchaser); and (iii) the aggregate amount of all Final General Claims for Reimbursement not theretofore paid to the Purchaser; provided, that the amount of any reserve made in respect of any Pending General Claim shall not be determinative of the amount (if any) to be reimbursed in respect of such Pending General Claim if it becomes a Final General Claim for Reimbursement. Such reservation shall be made in each of the Stock-
holders General Escrow  Fund  and  the Rightsholders  General  Escrow  Fund  pro


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

rata in accordance with the number of shares of Common Stock then on deposit in each such Fund. Holdings agrees that it will not object to the amount of the Common Stock to be reserved in respect of any Pending General Claim except as otherwise provided in Section 3.3(ii).

     3.4 Distribution at First General Distribution Date. On the First General Distribution Date, the Escrow Agent shall (a) deliver to Holdings, on behalf of the Stockholders, that portion of the Stockholders General Escrow Fund equal to the entire amount of the Stockholders General Escrow Fund as originally deposited in accordance with Section 1 hereof (together with any distributions described in Section 6.2 hereof), less the sum of (i) all amounts theretofore delivered from the Stockholders General Escrow Fund to the Purchaser pursuant to Section 3.2 hereof and (ii) the amount of the Stockholders General Escrow Fund reserved pursuant to Section 3.3 hereof, (provided that if the foregoing calculation results in a negative amount, no portion of the Stockholders General Escrow Fund shall be delivered to Holdings at the First General Distribution Date) and (b) deliver to the Liquidating Trust Escrow Fund, on behalf of the Rightsholders, that portion of the Rightsholders General Escrow Fund equal to the entire amount of the Rightsholders General Escrow Fund as originally deposited in accordance with Section 1 hereof (together with any distributions described in Section 6.2 hereof), less the sum of (i) all amounts theretofore delivered from the Rightsholders General Escrow Fund to the
Purchaser pursuant to Section 3.2 hereof and (ii) the amount of the Rightsholders General Escrow Fund reserved pursuant to Section 3.3 hereof (provided that if the foregoing calculation results in a negative amount, no portion of the Rightsholders General Escrow Fund shall be delivered to the Liquidating Trust Escrow Fund at the First General Distribution Date).

     3.5 Distributions as to Pending General Claims after the First General Distribution Date. After the First General Distribution Date, as each Pending General Claim reserved for on the First General Distribution Date becomes (x) a Final General Claim for Reimbursement, or (y) is withdrawn by the Purchaser pursuant to notice given substantially in the form of Exhibit 4 hereto (a "Withdrawn General Claim"), or (z) is determined pursuant to an arbitration award rendered pursuant to Section 14 hereof not to be a proper Claim, the Escrow Agent shall subject to Section 2.3 deliver (a) to the Purchaser, from the General Escrow Fund such number of shares of Common Stock as shall have a value (computed in accordance with Section 5.1 hereof) equal to any Final General


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Claim for  Reimbursement  which results from the  determination  of such Pending
General Claim (and not previously paid to the Purchaser), provided that any such distribution to be made from the General Escrow Fund shall be made from the Stockholders General Escrow Fund and the Rightsholders General Escrow Fund pro rata in accordance with the number of shares of Common Stock then on deposit in each such fund, (b) to Holdings, on behalf of the Stockholders, such number of shares of Common Stock on deposit in the Stockholders General Escrow Fund as shall have a value (computed in accordance with Section 5.1 hereof) equal to the amount, if any, of the excess of the reserve for such Pending General Claim taken against the Stockholders General Escrow Fund over the Stockholders General Escrow Fund's "allocable share" of the amount, if any, of the Final General Claim for Reimbursement or Withdrawn General Claim with respect to such Pending General Claim, provided, however, that no delivery shall be made hereunder to Holdings unless the value (computed in accordance with Section 5.1 hereof) of the aggregate number of shares of Common Stock reserved in the Stockholders General Escrow Fund (after giving effect to such delivery) for all remaining Pending General Claims, is at least equal to the Stockholders General Escrow Fund's allocable share of the aggregate amount of such remaining Pending General Claims and (c) to the Liquidating Trust Escrow Fund, on behalf of the Rightsholders, such number of shares of Common Stock on deposit in the Rightsholders General Escrow Fund as shall have a value (computed in accordance with Section 5.1 hereof) equal to the amount, if any, of the excess of the reserve for such Pending General Claim taken against the Rightsholders General Escrow Fund over the Rightsholders General Escrow Fund's allocable share of the amount, if any, of the Final General Claim for Reimbursement or Withdrawn General Claim with respect to such Pending General Claim, provided, however, that no delivery shall be made hereunder to the Liquidating Trust Escrow Fund unless the value (computed in accordance with Section 5.1 hereof) of the aggregate number of shares of Common Stock reserved in the Rightsholders General Escrow Fund (after giving effect to such delivery) for all remaining Pending General Claims is at least equal to the Rightsholders General Escrow Fund's allocable share of the aggregate amount of such remaining Pending General Claims. As used herein, the term "allocable share" means, with respect to either the Stockholders General Escrow Fund or the Rightsholders General Escrow Fund, such fund's pro rata share based on the number of shares of Common Stock then on deposit in each such fund.

     3.6 Distribution at Final General Distribution Date. On the Final General Distribution Date, the Escrow Agent shall (a) deliver to the Purchaser from the General Escrow Fund such number of shares of Common Stock as shall have a value (computed in accordance with Section 5.1 hereof and subject to Section 2.3 hereof) equal to the Final General Claims for Reimbursement which have not previously been paid to the Purchaser, provided that any such distribution to be made from the General Escrow Fund shall be made from the Stockholders General Escrow Fund and the Rightsholders General Escrow Fund pro rata in accordance with the number of shares of Common Stock then on deposit in each such fund, (b) deliver to Holdings, on behalf of the Stockholders, the balance, if any, of the Stockholders General Escrow Fund and (c) shall deliver to the Liquidating Trust Escrow Fund, on behalf of the Rightsholders, the balance, if any, of the Rightsholders General Escrow Fund.


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4. DISTRIBUTIONS FROM SPECIAL ESCROW FUNDS

     4.1 Definitions. As used herein, "Special Distribution Date" shall mean the earlier of (x) the date on which payments due under the Chiat/Day Debt Restructuring Agreement dated February 16, 1993 among Holdings, FCB International Inc. and Foote Cone & Belding Communications Inc. and Venice Holdings Pty. Limited (the "Mojo Receivable") shall have been fully paid or finally settled between the parties (the "Mojo Determination Date") and (y) __________, 1997 [insert date 2 years after Closing Date], the latest date by which the parties expect the outcome of such matter to have been finally determined.

     4.2 Special Claims. On the Special Distribution Date, the Purchaser shall give notice (the "Special Notice") to Holdings and to the Escrow Agent setting forth the exact amount of payments recovered, between the Execution Date of the Purchase Agreement and the giving of the Special Notice, by Holdings or Purchaser or any of their respective affiliates in respect of the Mojo Receivable (the "Mojo Proceeds"), together with an accounting of the costs and expenses incurred in connection with recovering any such payments by Holdings or any Subsidiary and by Purchaser or its affiliates between the Execution Date of the Purchase Agreement and the giving of the Special Notice ("Mojo Costs"). The Purchaser shall have a Purchaser Special Claim in the amount of any Mojo Costs; Holdings shall have a Holdings Special Claim in an amount equal to (i) the amount of the Mojo Proceeds, less (ii) the amount of the Purchaser Special Claim, less (iii) the sum of $250,000 if the Mojo Determination Date occurs on or before ____________ [insert date one year after the Closing Date], or the sum of $300,000 if the Mojo Determination Date occurs after __________ [insert date one year after the Closing Date].

     4.3 Final Special Claims for Reimbursement. The Special Claims shall become "Final Special Claims for Reimbursement" whenever there shall be delivered to the Escrow Agent either:

          (a) a certificate substantially in the form of Exhibit 5 hereto signed by the Purchaser and Holdings certifying to , or

          (b) a certified copy of an arbitration award rendered pursuant to the provisions of Section 14 hereof determining,

the amount that is due to Holdings and/or the Purchaser, as the case may be, from the Special Escrow Funds in respect of their respective Special Claims. Special Claims shall be reimbursed solely out of the Special Escrow Funds.

     4.4 Reimbursement of Final Special Claims for Reimbursement. At such time as both the Purchaser Special Claim and the Holdings Special Claim shall have become Final Special Claims for Reimbursement, the Escrow Agent shall: (a) first deliver to the Purchaser from the Special Escrow Funds such number of shares of Common Stock as shall have a value (computed in accordance with Section 5.1 hereof) equal to the Final Special Claim for Reimbursement arising out of the Purchaser Special Claim (with any such distribution to be made from the Stockholders Special Escrow Fund and the Rightsholders Special Escrow Fund pro rata in accordance with the number of shares of Common Stock then on deposit in each such fund); (b) then deliver to (i) Holdings, on behalf of the Stockholders, such number of shares of Common Stock from the Stockholders
Special Escrow Fund as shall have a value  (computed in accordance  with Section
5.1 hereof) equal to the Stockholders Special Escrow Fund's allocable share of the Final Special Claim for Reimbursement arising out of the Holdings Special Claim, and (ii) to the Liquidating Trust Escrow Fund, on behalf of the Rightsholders, such number of shares of Common Stock from the Rightsholders Special Escrow Fund as shall have a value (computed in accordance with Section
5.1 hereof) equal to the Rightsholders Special Escrow Fund's allocable share of the Final Special Claim for Reimbursement arising out of the Holdings Special Claim; and (c) then deliver to the Purchaser any amounts then remaining in the Special Escrow Funds; provided, that in no event shall any distributions be made from the Special Escrow Funds prior to such time as Omnicom releases and publishes financial results of the combined operations of Omnicom and the Businesses covering a period of at least 30 days after the Closing Date of the Purchase Agreement. As used herein, the term "allocable share" means, with respect to either the Stockholders Special Escrow Fund or the Rightsholders Special Escrow Fund, such fund's pro rata share based on the number of shares of Common Stock then on deposit in each such fund.

5. PROCEDURES WITH RESPECT TO DISTRIBUTIONS.

     5.1 Valuation. For all purposes of this Escrow Agreement, each share of Common Stock shall be valued at $[insert Market Value as determined under
Section 2.1.1 of the Purchase Agreement]. If, at any time after the Closing Date and prior to the date of any distribution of Common Stock, Omnicom shall effect a stock dividend, stock split or combination of the shares of Common Stock, or other recapitalization affecting the shares of Common Stock, or shall effect a distribution (other than a distribution of cash dividends as described in Section 6.1 hereof) with respect to the shares of Common Stock, or if Omnicom shall fix a record date falling on or prior to the date of any distribution of Common Stock from any Escrow Fund for any such stock dividend, stock split, combination, recapitalization, or distribution to take place after the date of such distribution, the foregoing valuation shall be adjusted appropriately by the Purchaser.

     5.2 Fractional Shares. No fractional shares of the Common Stock shall be issued or delivered pursuant to any provision of this Escrow Agreement. In making delivery of the Common Stock to any Person pursuant to this Escrow

Agreement, the Escrow Agent shall round off any fractional share resulting from any calculation hereunder to the nearest whole share.

     5.3 No Transfer of Escrowed Property. While any Common Stock shall continue to be held by the Escrow Agent, except as provided by this Escrow Agreement neither Holdings, Advertising nor any Stockholder or Rightsholder nor the Liquidating Trustee will transfer, sell, pledge, create a security interest in or otherwise dispose of their rights to any distributions with respect to the General Escrow Fund or with respect to the Special Escrow Fund, except by will, the laws of intestacy or other operation of law.

     5.4 Distribution Consent. Any other provision of this Escrow Agreement to the contrary notwithstanding, the Escrow Agent shall distribute the General Escrow Funds and the Special Escrow Funds, in such manner at such time or times as the Purchaser and Holdings may, in writing, jointly direct.

     5.5 Limitation to Escrow Funds; No Recourse. If the aggregate of all Final General Claims For Reimbursement exceeds the value of the General Escrow Funds (computed in accordance with Section 5.1) then the total balance of such Final General Claims For Reimbursement shall be deemed to be satisfied on the release by the Escrow Agent to the Purchaser of all of the Common Stock out of the General Escrow Funds. Except as otherwise provided under Section 7.1 of the Purchase Agreement, it is understood and agreed that anything contained in this Escrow Agreement to the contrary notwithstanding, none of the Indemnified Parties shall have any recourse for the payment of any General Losses under
Article XI of the Purchase Agreement of any kind whatsoever against Holdings or Advertising or their respective affiliates or past, present or future directors, officers and employees, the Stockholders or the Rightsholders, nor shall any of such persons be personally liable for any such General Losses, it being expressly understood that the sole remedy of the Indemnified Parties for General Losses shall be against the General Escrow Funds in accordance with this Escrow Agreement. Anything contained in this Escrow Agreement to the contrary notwithstanding, none of the Indemnified Parties shall have any recourse for the payment of any Special Claims of any kind whatsoever against Holdings or Advertising or their respective affiliates or past, present or future directors, officers and employees, the Stockholders or the Rightsholders, nor shall any of such persons be personally liable for any such Special Claims, it being expressly understood that the sole remedy of the Indemnified Parties for Special Claims shall be against the Special Escrow Funds in accordance with this Escrow Agreement.

     5.6 No Certificates. No rights of the Purchaser, Holdings, Advertising, the Liquidating Trust, the Stockholders or the Rightsholders in, to and under the General Escrow Funds or the Special Escrow Funds (as the case may be) shall be represented by any form of certificate or instrument.

6. DIVIDENDS AND OTHER DISTRIBUTIONS
   ON COMMON STOCK; VOTING RIGHTS

     6.1 Cash Dividends.

     (a) All cash dividends in respect of the Common Stock still then held in the Stockholders General Escrow Fund or the Rightsholders General Escrow Fund, and all other distributions in respect of the Common Stock still then held in such funds that are taxable dividends for Federal income tax purposes (net of any taxes required to be withheld from such cash dividends or other distributions by Omnicom), shall be paid directly by Omnicom to the Liquidating Trustee (in the case of the Stockholders) or to the Liquidating Trust Escrow Agent (in the case of the Rightsholders). If any such dividends are paid to the Escrow Agent, such dividends shall be promptly delivered by the Escrow Agent to the Liquidating Trustee or to the Liquidating Trust Escrow Agent, as the case may be.

     (b) All cash dividends in respect of the Common Stock still then held in the Stockholders Special Escrow Fund or the Rightsholders Special Escrow Fund, and all other distributions in respect of the Common Stock still then held in such funds that are taxable dividends for Federal income tax purposes (net of any taxes required to be withheld from such cash dividends or other distributions by Omnicom), shall be paid directly by Omnicom to the Liquidating Trustee (in the case of the Stockholders) or to the Liquidating Trust Escrow Agent (in the case of the Rightsholders). If any such dividends are made to the Escrow Agent, such dividends shall be promptly delivered by the Escrow Agent to the Liquidating Trustee or to the Liquidating Trust Escrow Agent, as the case may be.

     6.2 Distributions. Distributions on the Common Stock of any kind, other than those described in Section 6.1, shall be made by Omnicom directly to the Escrow Agent or, if made to Holdings or Advertising, shall be delivered by it to the Escrow Agent forthwith upon its receipt thereof. All distributions shall be held in escrow pursuant to the provisions of this Escrow Agreement, but the Escrow Agent shall have no duty or obligation whatsoever to require that such distributions be delivered to it. Any delivery of the Common Stock to any Person pursuant to this Escrow Agreement after any such distribution shall be appropriately adjusted so that the distributee will be in the same position as if such distributee had been, on any record date for any such distribution with respect to the Common Stock, the holder of record of the number of shares of Omnicom Stock distributable to it prior to any such distributions. The Purchaser shall give notice to the Escrow Agent, with a copy to Holdings, of the occurrence of any such distributions, at least five business days prior to the occurrence thereof.

     6.3 Voting. The Stockholders and the Rightsholders shall be entitled to exercise all voting rights with respect to the Common Stock constituting the

Escrow Funds, and the Escrow Agent shall deliver to Holdings (for further distribution to the Stockholders in accordance with their respective interests) and the Rightsholders (in accordance with their respective interests) any proxies with respect thereto which the Escrow Agent receives.

7. SECURITY INTEREST

     7.1 Grant of Interest. Holdings on behalf of itself and the Stockholders, and Advertising on behalf of itself and the Rightsholders, hereby grant to the Purchaser a first priority perfected security interest in the Escrow Funds to secure the performance of the contingent obligations and indemnification obligations of Holdings, the Stockholders and the Rightsholders under the Purchase Agreement and the performance of their obligations under this Escrow Agreement. The Escrow Agreement shall constitute a security agreement under applicable law.

     7.2 Attachment and Perfection. The parties agree that this security interest shall attach as of the execution of this Escrow Agreement. The parties agree that, for the purpose of perfecting the Purchaser's security interest in the above designated Escrow Funds held by the Escrow Agent pursuant to this Escrow Agreement, the Purchaser designates the Escrow Agent to acquire and maintain possession of the Escrow Funds and act as bailee for the Purchaser with notice of the Purchaser's security interest in said property under the Uniform Commercial Code and that by possession of the Escrow Funds, the Escrow Agent acknowledges that it holds the Escrow Funds for the Purchaser for purposes of perfecting the security interest. Holdings and the Stockholders, Advertising and the Rightsholders, and the Escrow Agent shall take all other actions requested by the Purchaser to maintain the perfection and priority of the security interest in the Escrow Funds; provided that the Escrow Agent does not make any representation or warranty with regard to the creation or perfection, hereunder or otherwise, of any such security interest, and shall have no responsibility at any time to ascertain whether or not any security interest exists.

     7.3 Release. The Purchaser shall release the security interest herein granted and the security interest shall be terminated to the extent of any disbursement of the Escrow Funds hereunder by Escrow Agent in accordance with the terms of this Escrow Agreement. Upon final disbursement of the Escrow Funds to the Purchaser, Holdings, the Liquidating Trustee or the Liquidating Trust Escrow Fund, the Purchaser shall do all acts and things reasonably necessary to release and extinguish such security interest. Holdings on behalf of itself and the Stockholders, and Advertising on behalf of itself and the Rightsholders, and the Purchaser, hereby specifically agree that the grant of this security interest pursuant to this Section 7 shall not in any way modify the procedures the parties hereto must follow with respect to the release of Common Stock from the Escrow Funds.

8. ESCROW AGENT'S DUTIES AND FEES

     8.1 Duties Limited. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. The Escrow Agent shall not be bound by, or have any responsibility with respect to, any other agreement between any of the parties (other than an agreement to which the Escrow Agent is a party). The Escrow Agent shall have no duty or responsibility with regard to any loss resulting from the decline in the market value of the Escrow Funds in accordance with the terms of this Agreement. The Escrow Agent need not maintain any insurance with respect to the Escrow Funds.

     8.2 Reliance. The Escrow Agent, acting (or refraining from acting) in good faith, shall not be liable for any mistake of fact or error of judgment by it or for any acts or omissions by it of any kind unless caused by gross negligence or willful misconduct, and the Escrow Agent may rely, and shall be protected in acting or refraining from acting, upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties; provided that, as set forth below, modification of this Escrow Agreement shall be signed by all of the parties hereto. The Escrow Agent is hereby authorized to comply with any judicial order or legal process which stays, enjoins, directs or otherwise affects the transfer or delivery of any Escrow Funds to any party hereto and shall incur no liability for any delay or loss which may occur as a result of such compliance.

     8.3 Good Faith. Holdings on behalf of itself and the Stockholders, and Advertising on behalf of itself and the Rightsholders, and the Purchaser hereby agree, jointly and severally, to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability, expense (including reasonable attorneys' fees and expenses), third party claim and demand, incurred by it without gross negligence or bad faith on its part, arising out of or in connection with its entering into this Escrow Agreement and the carrying out of its duties hereunder and in any event its liability shall be limited to direct damages and shall not include special or consequential damages. The Escrow Agent may consult with counsel of its own choice, and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The foregoing indemnification shall survive the resignation of the Escrow Agent or the termination of this Escrow Agreement.

     8.4 Successor Escrow Agents. The Escrow Agent may resign and be discharged from its duties or obligations hereunder at any time by giving 30 days' notice in writing of such resignation to Holdings and the Purchaser. Holdings and the Purchaser, together, shall have the right to terminate the appointment of the Escrow Agent hereunder by giving to it notice in writing of such termination specifying the date upon which such termination shall take effect. In either such event, Holdings and the Purchaser hereby agree to promptly appoint a successor escrow agent; if Holdings and the Purchaser are unable to appoint a successor Escrow Agent within 25 days after the Escrow Agent's notice of resignation, the Escrow Agent may petition a court of competent jurisdiction to appoint a successor. The parties hereto agree that, upon demand of such successor escrow agent, all property held by the Escrow Agent hereunder shall be turned over and delivered to such successor escrow agent, which thereupon shall become bound by all of the provisions hereof.

     8.5 Fees and Expenses. The Purchaser, on the one hand, and Holdings, on the other hand, agree, jointly and severally, to pay on an equal basis to the Escrow Agent the fees determined in accordance with, and payable as specified in, the Schedule of Fees attached hereto as Attachment 1 (the "Fee Schedule") as compensation for the services to be rendered by it hereunder and to pay to or reimburse the Escrow Agent for all reasonable expenses, disbursements and advances (including reasonable attorneys' fees) incurred or made by it in connection with the carrying out of its duties hereunder.

9. WAIVERS

     This Escrow Agreement may be amended, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance (or his agent). The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver of any nature, whether by conduct or otherwise in any one or more instances, of any provision hereof, shall be deemed to be, or construed as, a further or continuing waiver of any such provision or of another provision hereof.

10. NOTICES

     Any notice or other communication required or which may be given hereunder (including without limitation the delivery of Common Stock to any Person out of the Escrow Funds) shall be in writing and either delivered personally or mailed by certified or registered mail, postage prepaid, or sent by facsimile transmission, and shall be deemed given when so delivered personally, mailed or sent by facsimile, as follows:

                  If to the Purchaser, to Omnicom at:

                  Omnicom Group Inc.
                  437 Madison Avenue
                  New York, New York 10022
                  Attention: Chief Financial Officer
                  Fax No.: 212-415-3536
                  with a copy to:

                  Davis & Gilbert
                  1740 Broadway
                  New York, New York 10019
                  Attention:  Michael D. Ditzian, Esq.
                  Fax No.: 212-468-4888

                  If to Advertising or Holdings, to Holdings at:

                  Chiat/Day Holdings, Inc.
                  180 Maiden Lane
                  New York, New York 10038
                  Attention:  Chief Financial Officer
                  Fax No.: 212-804-1200

                  (or following the creation and funding of the Liquidating Trust to the Trustee of the Liquidating Trust at such address as Holdings shall provide to the Purchaser and the Escrow Agent)

                  with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York 10017
                  Attention:  James Cotter, Esq.
                  Fax No.:  212-455-2502

                  If to the Liquidating Trust Escrow Agent, to it at:

                  -------------------------------------

                  -------------------------------------

                  -------------------------------------

                  -------------------------------------
                  with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York 10017
                  Attention:  James Cotter, Esq.
                  Fax No.:  212-455-2502

                  If to the Escrow Agent, to

                  The Chase Manhattan Bank, N.A.
                  4 Chase MetroTech Center, 3rd Floor
                  Brooklyn, New York  11245
                  Attention:  Escrow Department
                  Fax No.:  718-242-3529


Any party may change the persons and addresses to which notices, payments, instructions or other communications are to be sent to such party by giving written notice of any such change in the manner provided herein for giving notice. Notices sent by facsimile transmission shall be confirmed in writing by registered or certified mail, return receipt requested.

11. GOVERNING LAW

     This Escrow Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

12. NO ASSIGNMENT

     This Escrow Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of Holdings, Advertising, the Purchaser, and the Escrow Agent, but, except as otherwise provided or permitted in this Escrow Agreement, no delegation of any obligations provided for herein may be made by any party hereto without the express written consent of the other parties hereto, except for the provisions of Section 6.4 hereof respecting successor escrow agents.

13. SECTION HEADINGS

     The section  headings  contained in this Escrow  Agreement are inserted for
convenience   of   reference   only,   and  shall  not  affect  the  meaning  or
interpretation of this Escrow Agreement.

14. ARBITRATION

     Subject to the provisions of Section 3.3 hereof, any dispute, claim or controversy between the Purchaser and Holdings in respect of any Claim or other matter in dispute under this Agreement, shall be settled by arbitration in accordance with the rules and regulations thus pertaining of the American Arbitration Association. The arbitration panel shall consist of three arbitrators, one nominated by the Purchaser, one nominated by Holdings and the third to be selected by the other two. In the event the three arbitrators shall not have been nominated within 30 days following a notice by either Purchaser or Holdings to the other of its intention to arbitrate, an arbitrator for the party who has not nominated an arbitrator (if applicable) and the third arbitrator shall be chosen by the American Arbitration Association in New York City pursuant to its rules and regulations. The determination of the arbitrators shall be final and binding upon the parties to this Agreement, the Stockholders and the Rightsholders, without the right to appeal. The arbitration shall be held in New York City. The arbitrator shall consider only the items in dispute and shall be instructed to act within 30 days to resolve all disputes. The arbitration panel shall determine the party (the Purchaser or Holdings, as the case may be), whose asserted positions before the arbitration panel are in the aggregate further from the aggregate resolutions determined by the arbitrators, which non-prevailing party shall pay the costs and expenses of the arbitrators, together with the reasonable attorney's fees and disbursements of the prevailing party in the arbitration (as determined by the arbitrators).

15. JURY WAIVER.

     All parties to this Agreement waive any rights they may have to a jury trial.

     WITNESS the execution of this Escrow Agreement as of the date first above written.

                                                  TBWA INTERNATIONAL INC.


                                                  By: _______________________


                                                  CHIAT/DAY HOLDINGS, INC.


                                                  By: _______________________



                                                  CHIAT/DAY inc ADVERTISING


                                                  By: _______________________



                                                  THE CHASE MANHATTAN BANK, N.A.


                                                  By: _______________________